UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2019
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On September 20, 2019, Sun BioPharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors. Through the Purchase Agreement and the previously announced purchase agreements dated August 23, 2019 and August 30, 2019, the Company has sold an aggregate of (i) 902,067 shares of its common stock (the “Shares”) and (ii) warrants to purchase up to 902,067 additional shares of common stock (the “Warrants”) for total gross proceeds of approximately $3.2 million. The Warrants are exercisable for a period of five years from the date of issuance at an initial exercise price of $4.00 per share. The exercise price of the Warrants and the number of the shares issuable upon exercise of the Warrants are subject to customary adjustments prior to exercise upon the occurrence of certain events affecting all outstanding shares of common stock.

The Shares and Warrants were issued in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) to a limited number of persons who were “accredited investors,” as defined in Rule 501 of Regulation D of the SEC, without the use of any general solicitations or advertising to market or otherwise offer the securities for sale. None of the Shares, Warrants or shares of common stock issued upon exercise of the Warrants have been registered under the Securities Act or applicable state securities laws and none may be offered or sold in the United States absent registration under the Securities Act, or an exemption from such registration requirements. Neither this current report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Shares, the Warrants or any other securities of the Company.

The foregoing descriptions of the Purchase Agreement and Warrants are qualified by reference to the full text of the form of Purchase Agreement and form of Warrant, which were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed on August 29, 2019 and are incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

The disclosure regarding the issuance of the Shares and Warrants in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 9.01     Financial Statement and Exhibits.

(d)     Exhibits

Exhibit No.	Description	Method of Filing
10.1	Form of Securities Purchase Agreement, by and among the Investors (incorporated by reference to Exhibit 10.1 to current report on Form 8-K filed August 29, 2019 file no. 000-55242)	Incorporated by Reference
10.2	Form of Warrant (incorporated by reference to Exhibit 10.2 to current report on Form 8-K filed August 29, 2019 file no. 000-55242)	Incorporated by Reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: September 25, 2019	By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer